UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

SILICON STORAGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1171 Sonora Court Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information set forth below under “Item 2.06. Material Impairments” is incorporated by reference herein.

Item 2.06. Material Impairments.

On January 24, 2007, Silicon Storage Technology, Inc., or SST, issued a press release announcing our preliminary fourth quarter and fiscal 2006 operating results. We have subsequently reviewed the carrying value of our equity investments for impairment. During our review of our non-marketable securities, we became aware of certain pending equity transactions by Grace Semiconductor Manufacturing Corporation, or GSMC, at a price per share expected to be below our carrying value. We consider this impairment to be other than temporary. Accordingly, we expect to record an impairment charge related to our investment in GSMC of approximately $35 million. This charge will be reflected in our statement of operations for the year ended December 31, 2006.

The press release announcing the impairment charge is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

Stock Option Review

On March 15, 2007, we issued a press release announcing that we will conduct a voluntary review of our historical stock option grant practices covering the time from our initial public offering in 1995 through the current fiscal year. The chairman of the audit committee of the board of directors will conduct this review with the assistance of independent outside counsel. SST has voluntarily contacted the Securities and Exchange Commission staff to inform them of the review. Any additional non-cash stock-based compensation expense that may be recorded, if any, will not affect SST’s cash position or reported revenue for the recently completed year or previous periods.

As a result of the pending review, we are unable to file our Annual Report on Form 10-K for the year ended December 31, 2006 by the required filing date of March 16, 2007 and we do not currently anticipate that the Form 10-K will be filed on or before the fifteenth calendar day following the required due date according to Rule 12b-25.

Dismissal of Securities Class Action Lawsuit

On March 15, 2007, we issued a press release announcing that on March 9, 2007, the United States District Court in the Northern District of California dismissed, with prejudice, a securities class action lawsuit filed in 2005 against SST and several of our current and former officers and directors alleging violations of federal securities laws during the period from April 21, 2004 to December 20, 2004, and on March 12, 2007, entered judgment in favor of all defendants. Plaintiffs have 30 days from entry of judgment to appeal the dismissal. A derivative action filed in 2005 with substantially identical claims remains pending in California Superior Court in the County of Santa Clara.

The press release announcing the stock option review and the dismissal of securities class action lawsuit is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 99.1    Press Release, dated March 15, 2007, entitled “SST to Review Stock Option Practices.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated March 15, 2007

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ William Kinzie
William Kinzie
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 15, 2007, entitled “SST to Review Stock Option Practices.”